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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                       ----------------------------------


       Date of Report (Date of earliest event reported): OCTOBER 15, 1998
                                                         ----------------


                           AVALONBAY COMMUNITIES, INC.
               (Exact name of Registrant as specified in charter)


          MARYLAND                     1-12672                    77-0404318
----------------------------   ------------------------      -------------------
(State or other jurisdiction   (Commission file number)         (IRS employer
     of incorporation)                                       identification no.)


          2900 EISENHOWER AVENUE, SUITE 300, ALEXANDRIA, VIRGINIA 22314
          -------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (703) 329-6300
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS

         On October 15, 1998, AvalonBay Communities, Inc. (the "Company") consummated an underwritten public offering of 4,000,000 shares of the Company's 8.70% Series H Cumulative Redeemable Preferred Stock, par value $.01 per share ("Series H Preferred Stock"), at a price per share of $25.00. Dividends on the Series H Preferred Stock are cumulative from the date of original issuance and are payable quarterly, commencing December 15, 1998, at the rate of 8.70% per annum of the liquidation preference (equivalent to a fixed annual amount of $2.175 per share). The offering of the Series H Preferred Stock was made pursuant to a Prospectus Supplement dated October 7, 1998 relating to the Prospectus dated August 18, 1998, which is a part of the Company's registration statement on Form S-3, as amended (File No. 333-60875). The Underwriting Agreement and Price Determination Agreement related to this offering are being filed as exhibits hereto.

ITEM 7.  FINANCIAL STATEMENTS

EXHIBIT NUMBER           EXHIBIT

         1.1 Underwriting Agreement, dated October 7, 1998, between the Company and PaineWebber Incorporated, A.G. Edwards & Sons, Inc., Legg Mason Wood Walker, Incorporated, Morgan Stanley & Co. Incorporated, Prudential Securities Incorporated, Smith Barney Inc. and Wheat First Union, a division of Wheat First Securities, Inc. (collectively, the "Underwriters").

         1.2 Price Determination Agreement, dated October 7, 1998, between the Company and the Underwriters.

      3(i).1 Articles Supplementary establishing the rights and preferences of the Company's Series H Preferred Stock. (Incorporated by reference to Exhibit 1 to Form 8-A of the Company filed October 14, 1998.)


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.


                                    AVALONBAY COMMUNITIES, INC.

Dated: October 21, 1998             By: /s/ Thomas J. Sargeant
                                        ----------------------------------------
                                        Name: Thomas J. Sargeant
                                        Title: Senior Vice President and Chief
                                               Financial Officer